Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 4, 2007, Nabi Biopharmaceuticals sold all of our rights in and to certain assets of Nabi relating to, used in or necessary for the development, manufacture, distribution, marketing or sale of biologics products, and that together comprise our biologics strategic business unit, or the BSBU, and certain of our corporate shared services assets located primarily in Boca Raton, Florida, or CSS assets, to Biotest Pharmaceuticals for $185 million.

Included in the assets sold were Nabi-HB, other plasma business assets, including Nabi’s state-of-the-art plasma protein production plant, nine FDA- and European- certified plasma collection centers across the U.S., and investigational products, Civacir®, IVIG, anti-D and Altastaph. The acquisition also included most of Nabi’s corporate shared services group assets (other than cash and cash equivalents) and the Company’s Boca Raton, Florida headquarters and real properties. Nabi retained all cash, cash equivalents and accounts receivable, its Rockville, Maryland facility, which will become its new corporate headquarters, and its Pharmaceuticals strategic business unit assets, including NicVAX® [Nicotine Conjugate Vaccine], its innovative and proprietary investigational vaccine for nicotine addiction and the prevention of smoking relapse, and its investigational vaccine StaphVAX® designed to protect against Staphylococcus aureus infections. Nabi also retained the right to receive up to an additional $75 million in milestone and royalty payments related to the divestiture of PhosLo in November 2006.

Biotest has submitted applications for manufacturing and sales and wholesale distribution with the U.S. Food and Drug Administration and the Florida Department of Health that, when issued, will enable Biotest to assume full manufacturing and sales operations in the United States. Until the licenses have been transferred to Biotest Pharmaceuticals, Nabi will continue to have regulatory oversight and operational authority for the manufacture, marketing, sale and distribution of Nabi-HB. Although title of Nabi-HB inventory, work in progress and raw materials will belong to Nabi for some time after the transaction, it is reflected in the pro forma financial statements as disposed of, as all future benefit and risks associated with the inventory were assumed by Biotest under the asset sale agreement.

During the second quarter of 2007, Nabi sold certain assets related to its Aloprim™ (allopurinol sodium) for Injection, (“Aloprim”) product to Bioniche Teoranta, a limited company incorporated in the Republic of Ireland, for aggregate sale proceeds of $3.7 million. In connection with the closing of this transaction, a gain of $2.6 million was recorded during the second quarter of 2007, which was classified in “Other income, net” on the Company’s unaudited condensed consolidated statement of operations.

The Company expects to account for the dispositions of the BSBU, CSS assets and Aloprim product line as discontinued operations in its consolidated financial statements in the fourth quarter of 2007. Aloprim was not treated as a discontinued operation in the second or third quarters of 2007 due to its relative immateriality.

The following unaudited pro forma condensed consolidated financial statements illustrate the effects of the Biotest asset sale as well as the sale of Aloprim, to the extent that these transactions have not yet been fully reflected in the Company’s consolidated historical financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 29, 2007 gives effect to the asset sale as if it occurred as of that date. The unaudited pro forma condensed consolidated statements of operations give effect to the asset sale and the disposition of the Aloprim product line as if they occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Annual Report filed on Form 10-K for the year ended December 30, 2006 and Quarterly Report filed on Form 10-Q for the quarter ended September 29, 2007. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the transactions described above occurred on the dates indicated or that may be expected to occur in the future as a result of such transactions.

The unaudited pro forma condensed consolidated statements of operations exclude revenues and expenses directly attributable to the Aloprim product line and the assets being sold in the asset sale. As such, the unaudited pro forma condensed consolidated statements of operations do not reflect a reduction of general corporate allocations or other non-direct costs which may occur as a result of the transactions. The unaudited pro forma financial statements also do not include non-recurring expenses associated with the transactions. In particular the unaudited pro forma financial statements do not include an estimate of $3 million of non-cash expense associated with modifications to certain stock option and restricted stock awards as more fully detailed below.

On September 20, 2007, our board of directors approved certain compensation-related actions in connection with the pending asset sale to Biotest. The compensation-related actions apply to all employees of the BSBU and the Boca Raton-based corporate shared services group employees who remain employees of Nabi through the closing of the transaction and (i) who are offered employment with Biotest, accept the employment offer and resign as an employee of Nabi, or (ii) who do not become employed by Biotest and are terminated by Nabi without cause in connection with the transaction (the “Affected Employees”). For all Affected Employees the board approved:

•

The acceleration of vesting of all unvested stock options held by Affected Employees on the closing of the transaction and the amendment to all outstanding options held by Affected Employees to extend on the closing of the transaction the post-termination of employment exercise period from 90 days to six months.

•	The acceleration of vesting on the closing of the transaction of all unvested restricted stock held by Affected Employees that would have vested in 2008 or 2009.

•

The payment of a portion of the 2007 VIP Incentive Bonus Plan bonus that is otherwise determined to be due under the terms of the plan pro rated based on the portion of 2007 that each Affected Employee who participates in the plan was employed by Nabi.

•

The payment to Affected Employees that were awarded incentive bonuses that would otherwise be payable to them on January 2, 2008 had such Affected Employees continued to be employed by Nabi through such date.

The Affected Employees may include executive officer Jordan I. Siegel, Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer, but not Leslie Hudson, Ph.D., Interim President and Chief Executive Officer and Raafat E.F. Fahim, Ph.D., Chief Operating Officer and General Manager of the Biologics SBU, and Senior Vice President, Research, Technical and Production Operations.

In addition, the Board determined that for purposes of all outstanding options held by directors under Nabi’s 2007 Omnibus Equity and Incentive Plan, 2004 Stock Plan for Non-Employee Directors and Stock Plan for Non-Employee Directors, the transaction will not constitute a sale of all or substantially all of the Company’s assets. Therefore, the vesting of options held by directors will not accelerate as a result of the transaction, and the options held by directors will not terminate as a result of the transaction but rather will continue to be exercisable in accordance with their terms.

NABI BIOPHARMACEUTICALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 29, 2007

(In thousands)

	As Reported	Biologics/CSS Adjustments		Pro Forma As Adjusted
Assets
Current assets:
Cash and cash equivalents	$78,040	$172,960	A	$251,000
Marketable securities	21,725	—		21,725
Trade accounts receivable, net	14,313	(14,313)	B	—
Inventories, net	18,693	(18,693)	A	—
Prepaid expenses and other current assets	5,036	(2,914)	B	2,122
Assets of discontinued operations	227	18,206	B	18,433

Total current assets	138,034	155,246		293,280

Property, plant and equipment, net	83,083	(81,033)	A	2,050
Other assets:
Intangible assets, net	1,216	(1,216)	A	—
Restricted cash	—	10,000	A	10,000
Other, net	1,521	(979)	B	542

Total assets	$223,854	$82,018		$305,872

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,323	$(2,724)	C	$4,599
Accrued expenses	20,005	(11,619)	C	8,386
Capital lease obligations, net	67	(67)	A	—
Liabilities of discontinued operations	3,623	18,644	C	22,267

Total current liabilities	31,018	4,234		35,252
2.875% convertible senior notes, net	109,441	—		109,441
Other liabilities	245	(245)	C	—

Total liabilities	140,704	3,989		144,693

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—		—
Common stock	6,190	—		6,190
Capital in excess of par	330,628	—		330,628
Treasury stock	(5,321)	—		(5,321)
Accumulated deficit	(248,347)	78,029	A	(170,318)

Total stockholders’ equity	83,150	78,029		161,179

Total liabilities and stockholders’ equity	$223,854	$82,018		$305,872

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NABI BIOPHARMACEUTICALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2007

(In thousands, except per share data)

	As Reported	Aloprim Adjustments		Pro Forma Before Biologics/CSS Adjustments	Biologics/CSS Adjustments		Pro Forma As Adjusted
Revenues	$64,731	$(198)	D	$64,533	$(64,533)	F	$—
Costs of products sold	41,181	(200)	D	40,981	(40,981)	F	—

Gross margin	23,550	2		23,552	(23,552)		—
Selling, general and administrative expense	27,503	(18)	D	27,485	(6,444)	F	21,041
Research and development expense	32,035	(8)	D	32,027	(16,778)	F	15,249

Operating loss	(35,988)	28		(35,960)	(330)		(36,290)
Interest income	4,443	(25)	D	4,418	(67)	F	4,351
Interest expense	(2,727)	—		(2,727)	91	F	(2,636)
Other income, net	2,569	(2,557)	E	12	—		12

Loss from continuing operations before income taxes	(31,703)	(2,554)		(34,257)	(306)		(34,563)
Income taxes	(190)	—	G	(190)	—	G	(190)

Loss from continuing operations	$(31,893)	$(2,554)		$(34,447)	$(306)		$(34,753)

Basic and diluted loss per share
Continuing operations	$(0.52)			$(0.56)			$(0.57)
Basic and diluted weighted average shares	61,256			61,256			61,256

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NABI BIOPHARMACEUTICALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 30, 2006

(In thousands, except per share data)

	As Reported	Aloprim Adjustments		Pro Forma Before Biologics/CSS Adjustments	Biologics/CSS Adjustments		Pro Forma As Adjusted
Revenues	$89,868	$(1,524)	D	$88,344	$(88,344)	F	$—
Costs of products sold	62,985	(1,124)	D	61,861	(61,861)	F	—

Gross margin	26,883	(400)		26,483	(26,483)		—
Selling, general and administrative expense	43,571	(7)	D	43,564	(10,988)	F	32,576
Research and development expense	37,572	(7)	D	37,565	(8,820)	F	28,745

Operating loss	(54,260)	(386)		(54,646)	(6,675)		(61,321)
Interest income	4,148	—		4,148	—		4,148
Interest expense	(3,724)	—		(3,724)	257	F	(3,467)
Other expense, net	(38)	—		(38)	(28)	F	(66)

Loss from continuing operations before income taxes	(53,874)	(386)		(54,260)	(6,446)		(60,706)
Income taxes	162	—	G	162	(93)	G	69

Loss from continuing operations	$(53,712)	$(386)		$(54,098)	$(6,539)		$(60,637)

Basic and diluted loss per share
Continuing operations	$(0.88)			$(0.89)			$(1.00)
Basic and diluted weighted average shares	60,936			60,936			60,936

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NABI BIOPHARMACEUTICALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands, except per share data)

	As Reported	Aloprim Adjustments		Pro Forma Before Biologics/CSS Adjustments	Biologics/CSS Adjustments		Pro Forma As Adjusted
Revenues	$94,149	$(870)	D	$93,279	$(93,279)	F	$—
Costs of products sold	67,941	(694)	D	67,247	(61,963)	F	5,284

Gross margin	26,208	(176)		26,032	(31,316)		(5,284)
Selling, general and administrative expense	52,041	(343)	D	51,698	(14,656)	F	37,042
Research and development expense	60,906	(14)	D	60,892	(3,104)	F	57,788
Impairment of vaccine manufacturing facility	19,842	—		19,842	—		19,842
Write-off of manufacturing right	2,684	—		2,684	—		2,684

Operating loss	(109,265)	181		(109,084)	(13,556)		(122,640)
Interest income	4,094	—		4,094	—		4,094
Interest expense	(2,523)	—		(2,523)	63	F	(2,460)
Other expense, net	(483)	—		(483)	5	F	(478)

Loss from continuing operations before income taxes	(108,177)	181		(107,996)	(13,488)		(121,484)
Income taxes	2,610	53	G	2,663	253	G	2,916

Loss from continuing operations	$(105,567)	$234		$(105,333)	$(13,235)		$(118,568)

Basic and diluted loss per share
Continuing operations	$(1.76)			$(1.76)			$(1.98)
Basic and diluted weighted average shares	59,862			59,862			59,862

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NABI BIOPHARMACEUTICALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 25, 2004

(In thousands, except per share data)

	As Reported	Aloprim Adjustments		Pro Forma Before Biologics/CSS Adjustments	Biologics/CSS Adjustments		Pro Forma As Adjusted
Revenues	$142,183	$(3,417)	D	$138,766	$(138,766)	F	$—
Costs of products sold	88,489	(595)	D	87,894	(87,783)	F	111

Gross margin	53,694	(2,822)		50,872	(50,983)		(111)
Selling, general and administrative expense	46,188	(1,058)	D	45,130	(17,618)	F	27,512
Research and development expense	59,551	(1)	D	59,550	(5,626)	F	53,924

Operating loss	(52,045)	(1,763)		(53,808)	(27,739)		(81,547)
Interest income	1,628	—		1,628	—		1,628
Interest expense	(971)	—		(971)	14	F	(957)
Other income, net	213	—		213	103	F	316

Loss from continuing operations before income taxes	(51,175)	(1,763)		(52,938)	(27,622)		(80,560)
Income taxes	(4,727)	658	G	(4,069)	11,687	G	7,618

Loss from continuing operations	$(55,902)	$(1,105)		$(57,007)	$(15,935)		$(72,942)

Basic and diluted loss per share
Continuing operations	$(0.95)			$(0.97)			$(1.24)
Basic and diluted weighted average shares	58,800			58,800			58,800

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A.	Reflects the net cash received on the sale of the BSBU and CSS assets to Biotest, removal of the assets from Nabi’s historical balance sheet and estimated gain on sale as follows:

(000’s)
Proceeds:
Purchase price	$185,000
Less cash held in escrow	(10,000)
Less estimated unpaid transaction costs	(2,040)

Net cash received	172,960
Cash held in escrow	10,000

Net assets assumed by the buyer:
Inventory	(18,693)
Property, plant and equipment	(81,033)
Intangible assets	(1,216)
Capital lease obligations	67

Total net assets assumed	(100,875)
Estimated tax on gain	(4,056)

Estimated gain on sale	$78,029

Cash held in escrow is to support any indemnification claims that may be made by Biotest following the closing and will not be released until April 2009. See Note C for further information on the estimated income taxes associated with the gain.

B.	Reflects the reclassification of accounts receivable, prepaid and other assets into assets of discontinued operations.

C.	Reflects the reclassification of accounts payable, accrued expenses and other liabilities related to the BSBU and CSS assets which were not assumed by Biotest or Biotest Pharmaceuticals to liabilities of discontinued operations. Also reflects the estimated income tax liability associated with the sale assuming it occurred on September 29, 2007. We believe we will be able to utilize available net operating loss carryforwards (“NOLs”) to offset a significant amount of the taxable gain on the transaction. The estimated liability of $4.1 million relates to alternative minimum tax and income taxes in certain state jurisdictions.

D.	Reflects the adjustments to remove the results of operations directly attributable to the Aloprim product line.

E.	Reflects the removal of the gain associated with the sale of the Aloprim product line.

F.	Reflects the adjustments to remove the results of operations directly attributable to the BSBU and CSS assets. These adjustments do not reflect the removal of indirect corporate expenses incurred by Nabi on behalf of the BSBU and CSS assets.

G.	Reflects adjustments related to taxes associated with the Aloprim product line and the BSBU and CSS assets that will be reclassified to discontinued operations in the historical consolidated financial statements. These are not representative of the income taxes that would be associated with the individual businesses on a stand-alone basis.